Exhibit 99.1

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports 2024 Results

Terre Haute, Indiana, February 4, 2025 – First Financial Corporation (NASDAQ:THFF) today announced results for the fourth quarter of 2024.

●	Net income was $16.2 million compared to $12.4 million reported for the same period of 2023;
●	Diluted net income per common share of $1.37 compared to $1.06 for the same period of 2023;
●	Return on average assets was 1.18% compared to 1.05% for the three months ended December 31, 2023;
●	Credit loss provision was $2.0 million compared to provision of $2.5 million for the fourth quarter 2023; and
●	Pre-tax, pre-provision net income was $22.3 million compared to $16.6 million for the same period in 2023.[1]

The Corporation further reported results for the year ended December 31, 2024:

●	Net income was $47.3 million compared to $60.7 million reported for the same period of 2023;
●	Diluted net income per common share of $4.00 compared to $5.08 for the same period of 2023;
●	Return on average assets was 0.92% compared to 1.26% for the twelve months ended December 31, 2023;
●	Credit loss provision was $16.2 million compared to provision of $7.3 million for the twelve months ended December 31, 2023; and
●	Pre-tax, pre-provision net income was $73.4 million compared to $79.7 million for the same period in 2023.[1]

1 Non-GAAP financial measure that Management believes is useful for investors and management to understand pre-tax profitability before giving effect to credit loss expense and to provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation – please refer to the Non GAAP reconciliations contained in this release.

Average Total Loans

Average total loans for the fourth quarter of 2024 were $3.79 billion versus $3.13 billion for the comparable period in 2023, an increase of $657 million or 20.98%. On a linked quarter basis, average loans increased $84.7 million or 2.29% from $3.71 billion as of September 30, 2024. Increases in average loans year-over-year were mostly a result of the acquisition of SimplyBank on July 1, 2024.

Total Loans Outstanding

Total loans outstanding as of December 31, 2024, were $3.84 billion compared to $3.17 billion as of December 31, 2023, an increase of $669 million or 21.13%. On a linked quarter basis, total loans increased $122 million or 3.28% from $3.72 billion as of September 30, 2024. The year-over-year increase was impacted by the $467 million in loans acquired in the SimplyBank acquisition. Organic growth was primarily driven by increases in Commercial Construction and Development, Commercial Real Estate, and Consumer Auto loans.

Norman D. Lowery, President and Chief Executive Officer, commented “We experienced another sound quarter of loan growth and record net interest income. During the quarter our net interest margin expanded, and we expect continued improvement in coming quarters.”

Average Total Deposits

Average total deposits for the quarter ended December 31, 2024, were $4.76 billion versus $4.05 billion as of December 31, 2023, an increase of $706 million or 17.44%. Increases in average deposits year-over-year were mostly a result of the acquisition of SimplyBank. On a linked quarter basis, average deposits increased $52 million, or 1.10% from $4.71 billion as of September 30, 2024.

Total Deposits

Total deposits were $4.72 billion as of December 31, 2024, compared to $4.09 billion as of December 31, 2023, a $629 million increase, or 15.37%. On a linked quarter basis, total deposits increased $1.4 million, or 0.03%. $622 million in deposits were acquired in the SimplyBank acquisition. Non-interest bearing deposits were $859.0 million, and time deposits were $749.4 million as of December 31, 2024, compared to $750.3 million and $515.7 million, respectively for the same period of 2023.

Shareholders’ Equity

Shareholders’ equity at December 31, 2024, was $549.0 million compared to $528.0 million on December 31, 2023. During the last twelve months, the Corporation has not repurchased any shares of its common stock. 518,860 shares remain available for repurchase under the current repurchase authorization. The Corporation paid a $0.45 per share quarterly dividend in October and declared a $0.51 quarterly dividend, which was paid on January 15, 2025.

Book Value Per Share

Book Value per share was $46.36 as of December 31, 2024, compared to $44.76 as of December 31, 2023, an increase of $1.60 per share, or 3.57%. Tangible Book Value per share was $36.10 as of December 31, 2024, compared to $36.91 as of December 31, 2023.

Tangible Common Equity to Tangible Asset Ratio

The Corporation’s tangible common equity to tangible asset ratio was 7.86% at December 31, 2024, compared to 9.15% at December 31, 2023.

Net Interest Income

Net interest income for the fourth quarter of 2024 was a record $49.6 million, compared to $39.6 million reported for the same period of 2023, an increase of $10.0 million, or 25.29%.

Net Interest Margin

The net interest margin for the quarter ended December 31, 2024, was 3.94% compared to the 3.63% reported at December 31, 2023. On a linked quarterly basis, the net interest margin increased 16 basis points from 3.78% at September 30, 2024.

Nonperforming Loans

Nonperforming loans as of December 31, 2024, were $13.3 million versus $24.6 million as of December 31, 2023. The ratio of nonperforming loans to total loans and leases was 0.35% as of December 31, 2024, versus 0.78% as of December 31, 2023. The decrease in nonperforming loans is due to a commercial relationship that was downgraded in fourth quarter 2023 and subsequently resolved in 2024.

Credit Loss Provision

The provision for credit losses for the three months ended December 31, 2024, was $2.0 million, compared to $2.5 million for the fourth quarter 2023.

Net Charge-Offs

Fourth quarter net charge-offs were $1.4 million compared to $1.8 million in the same period of 2023.

Allowance for Credit Losses

The Corporation’s allowance for credit losses as of December 31, 2024, was $46.7 million compared to $39.8 million as of December 31, 2023. The allowance for credit losses as a percent of total loans was 1.22% as of December 31, 2024, compared to 1.26% as of December 31, 2023. On a linked quarter basis, the allowance for credit losses as a percent of total loans decreased 2 basis points from 1.24% as of September 30, 2024. The Corporation recorded $8.5 million in allowance for the acquisition of SimplyBank, which included $3 million to record purchased credit deteriorated (“PCD”) reserves.

Non-Interest Income

Non-interest income for the three months ended December 31, 2024 and 2023 was $12.2 million and $11.2 million, respectively.

Non-Interest Expense

Non-interest expense for the three months ended December 31, 2024, was $39.8 million compared to $34.2 million in 2023. This includes an overall increase in operating expenses as a result of the acquisition.

Efficiency Ratio

The Corporation’s efficiency ratio was 62.98% for the quarter ending December 31, 2024, versus 65.62% for the same period in 2023.

Income Taxes

Income tax expense for the three months ended December 31, 2024, was $3.8 million versus $1.7 million for the same period in 2023. The effective tax rate for 2024 was 17.28% compared to 16.31% for 2023.

About First Financial Corporation

First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A., which is the fifth oldest national bank in the United States, operating 83 banking centers in Illinois, Indiana, Kentucky, Tennessee, and Georgia. Additional information is available at www.first-online.bank.

Investor Contact:

Rodger A. McHargue

Chief Financial Officer

P: 812-238-6334

E: rmchargue@first-online.com

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
END OF PERIOD BALANCES
Assets	$5,560,348	$5,483,351	$4,851,146	$5,560,348	$4,851,146
Deposits	$4,718,914	$4,717,489	$4,090,068	$4,718,914	$4,090,068
Loans, including net deferred loan costs	$3,837,141	$3,715,235	$3,167,821	$3,837,141	$3,167,821
Allowance for Credit Losses	$46,732	$46,169	$39,767	$46,732	$39,767
Total Equity	$549,041	$565,951	$527,976	$549,041	$527,976
Tangible Common Equity (a)	$427,470	$446,786	$435,405	$427,470	$435,405

AVERAGE BALANCES
Total Assets	$5,516,036	$5,483,572	$4,725,297	$5,154,320	$4,802,448
Earning Assets	$5,196,352	$5,165,520	$4,485,766	$4,871,293	$4,564,135
Investments	$1,311,415	$1,342,037	$1,279,821	$1,310,263	$1,358,661
Loans	$3,790,515	$3,705,779	$3,133,267	$3,468,534	$3,111,784
Total Deposits	$4,757,438	$4,705,614	$4,050,968	$4,405,679	$4,106,132
Interest-Bearing Deposits	$3,925,740	$4,403,454	$3,291,931	$3,767,259	$3,304,816
Interest-Bearing Liabilities	$134,553	$157,227	$206,778	$166,377	$199,551
Total Equity	$556,330	$546,912	$463,004	$535,963	$486,572

INCOME STATEMENT DATA
Net Interest Income	$49,602	$47,170	$39,590	$174,986	$167,262
Net Interest Income Fully Tax Equivalent (b)	$50,985	$48,630	$40,942	$180,586	$172,716
Provision for Credit Losses	$2,000	$9,400	$2,495	$16,166	$7,295
Non-interest Income	$12,213	$11,223	$11,247	$42,772	$42,702
Non-interest Expense	$39,801	$38,564	$34,244	$144,438	$130,176
Net Income	$16,241	$8,741	$12,420	$47,275	$60,672

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$1.37	$0.74	$1.06	$4.00	$5.08
Cash Dividends Declared Per Common Share	$0.51	$0.45	$0.45	$1.86	$0.99
Book Value Per Common Share	$46.36	$47.93	$44.76	$46.36	$44.76
Tangible Book Value Per Common Share (c)	$36.77	$36.22	$31.47	$36.10	$36.91
Basic Weighted Average Common Shares Outstanding	11,824	11,808	11,772	11,812	11,937

(a)Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder’s equity.
(b)Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c)Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder’s equity.

Key Ratios	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Return on average assets	1.18%	0.64%	1.05%	0.92%	1.26%
Return on average common shareholder's equity	11.68%	6.39%	10.73%	8.82%	12.47%
Efficiency ratio	62.98%	64.43%	65.62%	64.67%	60.43%
Average equity to average assets	10.09%	9.97%	9.80%	10.40%	10.13%
Net interest margin (a)	3.94%	3.78%	3.63%	3.71%	3.78%
Net charge-offs to average loans and leases	0.15%	0.49%	0.22%	0.35%	0.23%
Credit loss reserve to loans and leases	1.22%	1.24%	1.26%	1.22%	1.26%
Credit loss reserve to nonperforming loans	351.37%	326.65%	161.94%	351.37%	161.94%
Nonperforming loans to loans and leases	0.35%	0.38%	0.78%	0.35%	0.78%
Tier 1 leverage	10.38%	10.25%	12.14%	10.38%	12.14%
Risk-based capital - Tier 1	12.43%	13.63%	14.76%	12.43%	14.76%

(a)	Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Accruing loans and leases past due 30-89 days	$22,486	$16,391	$20,168	$22,486	$20,168
Accruing loans and leases past due 90 days or more	$1,821	$1,517	$960	$1,821	$960
Nonaccrual loans and leases	$11,479	$12,617	$23,596	$11,479	$23,596
Other real estate owned	$523	$169	$107	$523	$107
Nonperforming loans and other real estate owned	$13,823	$14,303	$24,663	$13,823	$24,663
Total nonperforming assets	$16,719	$17,179	$27,665	$16,719	$27,665
Gross charge-offs	$3,070	$6,936	$3,976	$19,289	$15,496
Recoveries	$1,633	$2,365	$2,213	$7,082	$8,188
Net charge-offs/(recoveries)	$1,437	$4,571	$1,763	$12,207	$7,308

Non-GAAP Reconciliations	Three Months Ended December 31,
	2024	2023
($in thousands, except EPS)
Income before Income Taxes	$20,014	$14,098
Provision for credit losses	2,000	2,495
Provision for unfunded commitments	300	—
Pre-tax, Pre-provision Income	$22,314	$16,593

Non-GAAP Reconciliations	Year Ended December 31,
	2024	2023
($ in thousands, except EPS)
Income before Income Taxes	$57,154	$72,493
Provision for credit losses	16,166	7,295
Provision for unfunded commitments	100	(100)
Pre-tax, Pre-provision Income	$73,420	$79,688

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	December 31,	December 31,
	2024	2023

	(unaudited)
ASSETS
Cash and due from banks	$93,526	$76,759
Federal funds sold	820	282
Securities available-for-sale	1,195,990	1,259,137
Loans:
Commercial	2,196,351	1,817,526
Residential	967,386	695,788
Consumer	668,058	646,758
	3,831,795	3,160,072
(Less) plus:
Net deferred loan costs	5,346	7,749
Allowance for credit losses	(46,732)	(39,767)
	3,790,409	3,128,054
Restricted stock	17,555	15,364
Accrued interest receivable	26,934	24,877
Premises and equipment, net	81,508	67,286
Bank-owned life insurance	128,766	114,122
Goodwill	100,026	86,985
Other intangible assets	21,545	5,586
Other real estate owned	523	107
Other assets	102,746	72,587
TOTAL ASSETS	$5,560,348	$4,851,146

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$859,014	$750,335
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	144,982	92,921
Other interest-bearing deposits	3,714,918	3,246,812
	4,718,914	4,090,068
Short-term borrowings	187,057	67,221
FHLB advances	28,120	108,577
Other liabilities	77,216	57,304
TOTAL LIABILITIES	5,011,307	4,323,170

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,165,023 in 2024 and 16,137,220 in 2023
Outstanding shares-11,842,539 in 2024 and 11,795,024 in 2023	2,018	2,014
Additional paid-in capital	145,927	144,152
Retained earnings	687,366	663,726
Accumulated other comprehensive income/(loss)	(132,285)	(127,087)
Less: Treasury shares at cost-4,322,484 in 2024 and 4,342,196 in 2023	(153,985)	(154,829)
TOTAL SHAREHOLDERS’ EQUITY	549,041	527,976
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,560,348	$4,851,146

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Year Ended
	December 31,
	2024	2023	2022

	(unaudited)
INTEREST INCOME:
Loans, including related fees	$226,262	$189,641	$146,295
Securities:
Taxable	24,237	24,643	21,014
Tax-exempt	10,533	10,573	9,974
Other	3,710	3,540	6,018
TOTAL INTEREST INCOME	264,742	228,397	183,301
INTEREST EXPENSE:
Deposits	81,071	51,694	16,743
Short-term borrowings	4,284	5,370	1,243
Other borrowings	4,401	4,071	273
TOTAL INTEREST EXPENSE	89,756	61,135	18,259
NET INTEREST INCOME	174,986	167,262	165,042
Provision for credit losses	16,166	7,295	(2,025)
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	158,820	159,967	167,067
NON-INTEREST INCOME:
Trust and financial services	5,468	5,155	5,155
Service charges and fees on deposit accounts	29,653	28,079	27,540
Other service charges and fees	999	801	665
Securities gains (losses), net	103	(1)	3
Interchange income	655	676	559
Loan servicing fees	1,259	1,176	1,554
Gain on sales of mortgage loans	1,153	966	1,994
Other	3,482	5,850	9,246
TOTAL NON-INTEREST INCOME	42,772	42,702	46,716
NON-INTEREST EXPENSE:
Salaries and employee benefits	74,555	68,525	65,555
Occupancy expense	9,616	9,351	9,764
Equipment expense	17,612	14,020	12,391
FDIC Expense	2,788	2,907	2,327
Other	39,867	35,373	35,986
TOTAL NON-INTEREST EXPENSE	144,438	130,176	126,023
INCOME BEFORE INCOME TAXES	57,154	72,493	87,760
Provision for income taxes	9,879	11,821	16,651
NET INCOME	47,275	60,672	71,109
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	(9,807)	10,896	(144,570)
Change in funded status of post retirement benefits, net of taxes	4,609	1,991	7,022
COMPREHENSIVE INCOME (LOSS)	$42,077	$73,559	$(66,439)
PER SHARE DATA
Basic and Diluted Earnings per Share	$4.00	$5.08	$5.82
Weighted average number of shares outstanding (in thousands)	11,812	11,937	12,211